Exhibit 99.1

JOINT FILING AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of August 25, 2017, by and among (i) Richmond Brothers, Inc., RBI Private Investment I, LLC, RBI Private Investment II, LLC, RBI PI Manager, LLC, Richmond Brothers 401(k) Profit Sharing Plan, Matthew J. Curfman and David S. Richmond (collectively, “Richmond”), and (ii) Norman J. Ravich Irrevocable Trust, Alexander Coleman Ravich 1991 Irrevocable Trust, Alyssa Danielle Ravich 1991 Irrevocable Trust, Norman and Sally Ravich Family Trust and Mark H. Ravich (collectively, “Ravich” and together with Richmond, each a “Party”, and collectively, the “Parties” or the “Committee”).

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of Rockwell Medical, Inc., a Michigan corporation (the “Company”);

WHEREAS, the Parties were previously members of a Section 13(d) group (the “Prior Joint Filing”) that successfully elected Mr. Ravich to the Company’s Board of Directors at the Company’s 2017 annual meeting of shareholders held on June 1, 2017;

WHEREAS, at the time the Prior Joint Filing was terminated the Parties expressly reserved their right to enter into future agreements concerning the Company to the extent that the Company’s performance and governance issues persisted;

WHEREAS, the Parties desire to form the Committee for the purpose of (i) enhancing shareholder value and improving the Company’s corporate governance through the election of new directors at the 2018 annual meeting of shareholders (the “2018 Annual Meeting”), or at such earlier opportunity as may be presented, (ii) taking all other action necessary to achieve the foregoing and (iii) taking any other actions the Committee determines to undertake in connection with their respective investment in the Company.

NOW, IT IS AGREED, this 25th day of August 2017 by the Parties hereto:

1.                  In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company to the extent required by applicable law. Each member of the Committee shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members of the Committee, unless such member knows or has reason to know that such information is inaccurate.

2.                  So long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”), such notice to be given no later than 24 hours after each such transaction, of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.                  Each of the undersigned agrees to form the Committee for the purpose of (i) enhancing shareholder value and improving the Company’s corporate governance through the election of new directors at the 2018 Annual Meeting, or at such earlier opportunity as may be presented, (ii) taking all other action necessary to achieve the foregoing and (iii) taking any other actions the Committee determines to undertake in connection with their respective investment in the Company.

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4.                  Richmond and Ravich shall have the right to pre-approve all expenses and costs (including all legal fees) incurred in connection with the Committee’s activities (the “Expenses”) and each of Richmond and Ravich agrees to pay directly all such pre-approved Expenses on a percentage basis as follows (i) Richmond: 66 2/3% of the Expenses, (ii) Ravich: 33 1/3% of the Expenses. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be split by Richmond and Ravich in proportion to the Expenses paid pursuant to this Section 4.

5.                  Each of the Parties hereto agrees that any Securities and Exchange Commission (“SEC”) filing, press release, Company communication or shareholder communication proposed to be made or issued by the Committee or any member of the Committee in connection with the Committee’s activities shall be as directed jointly by all the members of the Committee, and each member of the Committee shall be provided written notice of and a reasonable opportunity to review and comment upon any SEC filing, press release, Company communication, shareholder communication, or any proposed agreement or negotiating position with respect to the Company. The Parties hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Committee concerning decisions to be made, actions to be taken or statements to be made in connection with the Committee’s activities. Should any disagreement arise that cannot be resolved between any of the members of the Committee concerning decisions to be made or actions to be taken or statements to be made in connection with the Committee’s activities, any dissatisfied member shall have a 24-hour opportunity to withdraw from the Committee prior to making further public or private communications on behalf of the Committee. In the absence of disagreement, all members of the Committee shall have joint discretion over the content and timing of public or private communications and negotiating positions taken on behalf of the Committee.

6.                  The relationship of the Parties hereto shall be limited to carrying on the business of the Committee in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any Party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Each Party agrees to use its reasonable efforts to avoid taking any action that may cause any other person or entity to be deemed to be a member of the Committee without the prior consent of each of the other Parties. Nothing herein shall restrict any Party’s right to purchase or sell securities of the Company, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this Agreement. The Parties acknowledge that any transactions made by Ravich must be made in accordance with the Company’s insider trading policy.

7.                  The Parties acknowledge that Mr. Ravich is subject to certain policies and procedures in connection with his service as a director of the Company and the Parties to this Agreement agree that Mr. Ravich shall at all times act in accordance with those policies and procedures. The Parties acknowledge that Mr. Ravich owes fiduciary duties to the Company and its shareholders and Mr. Ravich agrees to act in accordance with such fiduciary duties. Mr. Ravich shall not provide any information to Richmond that is material non-public information, or confidential with respect to the Company, and Richmond expressly refuses to receive such information from Mr. Ravich.

8.                  Ravich acknowledges that Richmond is a significant investor in the Company and Ravich agrees that Richmond may pursue plans or proposals concerning its investment in the Company separate and apart from the Committee and without the involvement of Ravich. Richmond shall be under no obligation to provide information to Ravich regarding any such plans or proposals, which Richmond may develop independent of Ravich. Richmond acknowledges that certain Schedule 13D disclosure obligations may be triggered depending on the nature of possible actions taken separate and apart from the Committee and Richmond agrees to comply with any such disclosure obligations.

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9.                  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

10.              This Agreement is governed by and will be construed in accordance with the laws of the State of New York. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the Parties hereto consent and submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

11.              The Parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4 (solely with respect to Expenses incurred prior to the termination of the Agreement) and Section 10 which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 3 or as otherwise agreed to by the Parties. Notwithstanding the foregoing, any Party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other Parties, with a copy by fax to Steve Wolosky at Olshan, Fax No. (212) 451-2222.

12.              Each Party acknowledges that Olshan shall act as counsel for the Committee and each of Richmond and Ravich relating to their investment in the Company.

13.              Each of the undersigned Parties hereby agrees that this Agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

Richmond Brothers, Inc.

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Chairman

RBI Private Investment I, LLC

By:	RBI PI Manager, LLC
Manager

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Manager

RBI Private Investment II, LLC

By:	RBI PI Manager, LLC
Manager

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Manager

By:	RBI PI Manager, LLC

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Manager

By:	Richmond Brothers 401(k) Profit Sharing Plan

By:	/s/ David S. Richmond
	Name:	David S. Richmond
	Title:	Trustee

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/s/ David S. Richmond
David S. Richmond

/s/ Matthew J. Curfman
Matthew J. Curfman

Norman J. Ravich Irrevocable Trust

By:	/s/ Mark H. Ravich
	Name:	Mark H. Ravich
	Title:	Trustee

Alexander Coleman Ravich 1991 Irrevocable Trust

By:	/s/ Mark H. Ravich
	Name:	Mark H. Ravich
	Title:	Trustee

Alyssa Danielle Ravich 1991 Irrevocable Trust

By:	/s/ Mark H. Ravich
	Name:	Mark H. Ravich
	Title:	Trustee

Norman and Sally Ravich Family Trust

By:	/s/ Mark H. Ravich
	Name:	Mark H. Ravich
	Title:	Trustee

/s/ Mark H. Ravich
Mark H. Ravich

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